                                                                    EXHIBIT 10-E









                              TRUSERV CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN


               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002)

                                TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I.     PURPOSE AND EFFECTIVE DATE....................................1

     1.1.           History and Purpose......................................1
     1.2.           Effective Date...........................................1

ARTICLE II.    DEFINITIONS...................................................1

     2.1.           "Actuarial Equivalent"...................................1
     2.2.           "Administrator"..........................................1
     2.3.           "Beneficiary"............................................1
     2.4.           "Board"..................................................1
     2.5.           "Cause"..................................................1
     2.6.           "Change in Corporate Structure"..........................2
     2.7.           "Code"...................................................2
     2.8.           "Company"................................................2
     2.9.           "Compensation"...........................................2
     2.10.          "ERISA"..................................................2
     2.11.          "Final Average Compensation".............................2
     2.12.          "Officer"................................................2
     2.13.          "Participant"............................................2
     2.14.          "Predecessor Corporation"................................3
     2.15.          "Qualified Retirement Plan"..............................3
     2.16.          "Termination Date".......................................3
     2.17.          "Years of Service".......................................3

ARTICLE III.   PARTICIPATION.................................................3

     3.1.           Eligibility..............................................3
     3.2.           Condition of Participation...............................3

ARTICLE IV.    PLAN BENEFITS.................................................3

     4.1.           Amount of Benefit........................................3
     4.2.           Vesting..................................................4

ARTICLE V.     PAYMENT OF BENEFITS...........................................4

     5.1.           Payment of Benefits......................................4
     5.2.           Time and Form of Elections...............................4
     5.3.           Withholding..............................................4
     5.4.           Change in Corporate Structure............................5

ARTICLE VI.    ADMINISTRATION................................................5

     6.1.           Authority of Administrator...............................5
     6.2.           Participant's Duty to Furnish Information................5
     6.3.           Claims Procedure.........................................5

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE


ARTICLE VII.   AMENDMENT AND TERMINATION.....................................6


ARTICLE VIII.  MISCELLANEOUS.................................................6

     8.1.           No Implied Rights........................................6
     8.2.           No Employment Rights.....................................6
     8.3.           Unfunded Plan............................................6
     8.4.           Nontransferability.......................................7
     8.5.           Offset...................................................7
     8.6.           Facility of Payment......................................7
     8.7.           Successors and Assigns...................................7
     8.8.           Applicable Law...........................................7

                               TRUSERV CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN
               (As Amended and Restated Effective January 1, 2002)

                                   ARTICLE I.

                           PURPOSE AND EFFECTIVE DATE


1.1. History and Purpose. The TruServ Corporation Supplemental Retirement Plan was previously established by TruServ Corporation to assist in providing retirement and other benefits to certain employees of the Company and its subsidiaries. The Plan is not intended to qualify under
         Section 401(a) of the Code or to be subject to Parts 2, 3, or 4 of Title I of ERISA. The Plan is maintained for the purpose of providing supplemental retirement benefits for Corporate Officers within the meaning of Section 301(a)(3) of ERISA.

1.2. Effective Date. The following provisions constitute an amendment and restatement of the Plan as of January 1, 2002; the "Effective Date" of the Plan as set forth herein.

                                   ARTICLE II.

                                   DEFINITIONS


2.1. "Actuarial Equivalent" means a payment whose actuarial reserve (the amount required to provide such payment) as of a specified date is equal to the actuarial reserve as of the same date to provide another form of payment, determined using the mortality and interest factors set forth in the Qualified Retirement Plan.

2.2. "Administrator" means the Chief Executive Officer of the Company or the individual or committee appointed by the Chief Executive Officer to act as the Administrator under the Plan.

2.3. "Beneficiary" means the person(s) or entity designated to receive a Participant's benefit under the Plan in the event of the Participant's death. If the Participant does not designate one or more Beneficiaries to receive his or her Plan benefits, or none of the Participant's designated Beneficiaries is living at the time of the Participant's death, the Participant's Beneficiary shall be his or her estate.

2.4.     "Board" means the Board of Directors of the Company.

2.5. "Cause" means, in the reasonable judgment of the Board, (i) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, (ii) the Participant's conviction of a felony in connection with the Participant's employment with the Company, (iii) the Participant's embezzlement or misappropriation of the Company's money or property, or
         (iv) the finding by the Securities and Exchange Commission or other government regulatory agency that the Participant has violated a rule or policy of such agency in connection with his or her employment with the Company and its subsidiaries.

2.6. "Change in Corporate Structure" means the occurrence of any of the following events:

         (a) a merger, consolidation, reorganization, or change in control of the Company with or involving any other corporation or entity, in which the Company is not the surviving entity;

         (b) the sale or disposition of all or substantially all of the Company's assets; or

         (c)   the Company adopts a plan of liquidation or dissolution.

2.7.     "Code" means the Internal Revenue Code of 1986, as amended.

2.8.     "Company" means TruServ Corporation, a Delaware corporation.

2.9. "Compensation" means, for any calendar year, the base salary plus performance bonuses, which are paid for goal or performance achievements (except as provided below) paid to the Participant in such year, plus pre-tax deferrals of base salary or bonus under Sections 401(k) or 125 of the Code or under a nonqualified deferred compensation plan maintained by the Company during such year, but excluding amounts paid to the Participant under any long-term payouts or phantom equity payouts authorized by the Board during the year, and also excluding distributions to the Participant from any nonqualified plan during the year. The Administrator, in its sole discretion, may determine that payments under specified bonus or incentive plans and arrangements shall not be treated as eligible Compensation under the Plan.

2.10. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.11. "Final Average Compensation" means, as of any date, the Participant's average annual Compensation during the three calendar years in which the Participant's Compensation was the highest out of the ten calendar years of continuous employment with the Company or a Predecessor Company immediately preceding such date. In the event of a Change in Corporate Structure, if the Participant does not have three calendar years of Compensation in such ten year period, the Participant's average annual Compensation will be calculated based on the number of calendar years of Compensation available.

2.12. "Officer" means an employee who is classified as an officer of the Company.

2.13. "Participant" means an individual who is eligible for participation in the Plan, determined in accordance with Article III.

2.14. "Predecessor Corporation" means, unless the Administrator in its sole discretion determines otherwise, a corporation or other entity which has been acquired by the Company or which becomes a part of the Company through merger, consolidation, reorganization or a similar type transaction.

2.15. "Qualified Retirement Plan" means any pension benefit plan which is maintained by the Company or any subsidiary thereof which is intended to be qualified under Section 401(a) of the Code, excluding the TruServ Corporation Employee Savings and Compensation Deferral Plan and any successor thereto.

2.16. "Termination Date" means the date that a Participant ceases to perform services for the Company and its subsidiaries for any reason.

2.17. "Years of Service" means, as of any date, a Participant's number of eligible "years of service" calculated in accordance with the service crediting rules in the Qualified Retirement Plan under which the Participant is covered, subject to the following provisions of this
         Section 2.17. For individuals who first become Participants in the Plan on or after the Effective Date, Years of Service shall be calculated using only service from the date the individual first becomes an Officer or if the individual is not an Officer, from the date the individual first becomes eligible for the Plan.

                                  ARTICLE III.

                                  PARTICIPATION


3.1. Eligibility. Each employee of the Company or its subsidiaries who is an Officer shall be eligible to participate in the Plan as of the date such employee is first employed as an Officer.

3.2. Condition of Participation. Notwithstanding any other provision of the Plan to the contrary, if the Administrator determines that participation by one or more Participants shall cause the Plan to be subject to Part 2, 3 or 4 of Subtitle B of Title I of ERISA, the entire interest of such Participants under the Plan shall be immediately paid to them, or shall otherwise be segregated from the Plan in the discretion of the Administrator, and such Participants shall cease to have any interest under the Plan.


                                  ARTICLE IV.

                                  PLAN BENEFITS


4.1. Amount of Benefit. A Participant's benefit under the Plan, as of any date, will be an amount equal to (a) below, minus (b) and (c) below:

         (a) the sum of the Participant's Final Average Pay, multiplied by 33%, multiplied by the Participant's number of Years of Service earned under the Plan, up to a maximum of 660% of the Participant's Final Average Compensation;

                     LESS

         (b) the lump sum Actuarial Equivalent value of the Participant's accrued benefit under the Qualified Retirement Plan as of such date.



4.2.     Vesting. Subject to Section 5.2 and the following provisions of this
         Section 4.2, a Participant shall become fully vested in his or her benefit under the Plan on the same date that such Participant becomes fully vested in his or her benefit under the Qualified Retirement Plan. If a Participant's Termination Date occurs for reasons of Cause, the Participant's benefit under the Plan shall be permanently forfeited and no amount will be payable to the Participant or his or her Beneficiary. If, within 60 days of the Participant's Termination Date, it is determined by the Board that prior to such Termination Date events (or the absence of events) existed that would have justified the Participant's employment being terminated by the Company for Cause, the Participant's Termination Date will be deemed to be for Cause for purposes of the Plan.


                                   ARTICLE V.

                               PAYMENT OF BENEFITS


5.1. Payment of Benefits. A Participant's benefit determined in accordance with Section 4.1 shall be paid in a lump sum cash payment 60 days after the Participant's Termination Date or as soon as administratively practicable thereafter. If the Participant's Termination Date occurs by reason of death, such benefit shall be paid to the Participant's Beneficiary. If payment is not made within 90 days of the Participant's Termination Date, the Participant's benefit shall accrue interest from the 91st day following the Participant's Termination Date until the date on which payment is made, at the applicable short-term federal rate (within the meaning of Section 1274(d) of the Code), compounded annually, for the calendar month in which the Participant's Termination Date occurs.

5.2. Time and Form of Elections. All withdrawal elections under this Article V shall be made at the time and in the form established by the Administrator and shall be subject to such other rules and limitations that the Administrator, in its sole discretion, may establish.

5.3. Withholding. All benefits and payments under the Plan are subject to the withholding of all applicable Federal, state, local and employment taxes.

5.4. Change in Corporate Structure. As of the effective date of a Change in Corporate Structure all Participants shall become fully vested in their benefits under the Plan. Unless the surviving or successor employer in a Change in Corporate Structure agrees to continue the Plan on terms no less favorable as those in effect prior to the Change in Corporate Structure, all Plan benefits shall be paid in a lump sum cash payment as of the effective date of the Change in Corporate Structure.


                                  ARTICLE VI.

                                 ADMINISTRATION


6.1. Authority of Administrator. The Administrator shall have full power and authority to carry out the terms of the Plan. The Administrator's interpretation, construction and administration of the Plan, including any adjustment of the amount or recipient of the payments to be made, shall be binding and conclusive on all persons for all purposes. Neither the Company, including its officers, employees or directors, nor the Administrator or the Board or any member thereof, shall be liable to any person for any action taken or omitted in connection with the interpretation, construction and administration of the Plan.

6.2. Participant's Duty to Furnish Information. Each Participant shall furnish to the Administrator such information as it may from time to time request for the purpose of the proper administration of this Plan.

6.3. Claims Procedure. If a Participant or Beneficiary ("Claimant") is denied all or a portion of an expected benefit under this Plan for any reason, he or she may file a claim with the Administrator. The Administrator shall notify the Claimant within 90 days of allowance or denial of the claim, unless the Claimant receives written notice from the Administrator prior to the end of the 90-day period stating that special circumstances require an extension (of up to 90 additional days) of the time for decision. The notice of the decision shall be in writing, sent by mail to Claimant's last known address, and if a denial of the claim, shall contain the following information: (a) the specific reasons for the denial; (b) specific reference to pertinent provisions of the Plan on which the denial is based; and (c) if applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claims review procedure. A Claimant is entitled to request a review of any denial of his or her claim by the Board. The request for review must be submitted within 60 days of mailing of notice of the denial. Absent a request for review within the 60-day period, the claim shall be deemed to be conclusively denied. The Claimant or his or her representatives shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing. The Board shall render a review decision in writing within 60 days after receipt of a request for a review, provided that, in special circumstances the Board may extend the time for decision by not more than 60 days upon written notice to the Claimant. The Claimant shall receive written notice of the Board's review decision, together with specific reasons for the decision and reference to the pertinent provisions of the Plan.


                                  ARTICLE VII.

                            AMENDMENT AND TERMINATION


         The Board may amend or terminate the Plan at any time; provided that no such amendment or termination shall have a material adverse effect on any Participant's rights under the Plan accrued as of the date of such amendment or termination. Upon termination of the Plan, the Board may cause a lump-sum payment of all benefits for all Participants at substantially the same time. If the Plan is terminated following a Change in Corporate Structure, all Plan benefits shall be paid to Participants in a lump sum cash payment as soon as practicable following such termination date.

                                 ARTICLE VIII.

                                  MISCELLANEOUS


8.1. No Implied Rights . Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary or any other person, individually or as a member of a group, any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Board or the Administrator in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any of its subsidiaries shall be required or be liable to make any payment under the Plan.

8.2. No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company or any subsidiary to continue the services of any Participant, or obligate any Participant to continue in the service of the Company or subsidiaries, or as a limitation of the right of the Company or subsidiaries to discharge any of their employees, with or without cause.

8.3. Unfunded Plan. No funds shall be segregated or earmarked for any current or former Participant, Beneficiary or other person under the Plan. However, the Company may establish one or more trusts to assist in meeting its obligations under the Plan, the assets of which shall be subject to the claims of the Company's general creditors. No current or former Participant, Beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in any account, fund, grantor trust, or any asset that may be acquired by the Company in respect of its obligations under the Plan (other than as a general creditor of the Company with an unsecured claim against its general assets). The

         Company may also choose to use life insurance to assist it in meeting its obligations under the Plan. As a condition of participation in the Plan, each Participant agrees to execute any documents that may be required in connection with obtaining such insurance and to cooperate with any life insurance underwriting requirements; provided, however, that a Participant shall not be required to undergo a medical examination in connection therewith.

8.4. Nontransferability. Except as specifically provided by the Company, prior to payment thereof, no benefit under the Plan shall be assignable or subject to any manner of alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind, except pursuant to a domestic relations order awarding benefits to an "alternate payee" (within the meaning of Code Section 414(p)(8)) that the Administrator determines satisfies the criteria set forth in paragraphs (1), (2) and (3) of Code Section 414(p) (a "DRO"). Notwithstanding any provision of the Plan to the contrary, the Plan benefits awarded to an alternate payee under a DRO shall be paid in a single lump sum to the alternate payee as soon as administratively practicable following the date the Administrator determines the order is a DRO, and such amount will be deducted from the Participant's benefit determined under Section 4.1.

8.5. Offset. If, at the time payment is to be made under the Plan, the Participant or Beneficiary is indebted to or obligated to the Company, then any payment to be made to the Participant or Beneficiary, as applicable, may, at the discretion of the Administrator, be reduced by the amount of such indebtedness or obligation; provided that the election by the Administrator not to reduce such payment shall not constitute a waiver of the Company's claim for such indebtedness or obligation.

8.6. Facility of Payment. If the Administrator receives evidence that a Participant or Beneficiary entitled to benefits under the Plan is physically or mentally incompetent in any way so as to be unable to manage his or her financial affairs, and another person or institution is maintaining or has custody of such Participant or Beneficiary, and no guardian, committee or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, then the Administrator may make payment under the Plan to such other person or institution. Any such determination by the Administrator shall be final and binding on all persons and any payment made pursuant to this Section 8.6 shall be a valid and complete discharge of the obligations of the Company under the Plan.

8.7. Successors and Assigns. The rights, privileges, benefits and obligations under the Plan are intended to be, and shall be treated as legal obligations of and binding upon the Company, its successors and assigns, including successors by merger, consolidation, reorganization or otherwise.

8.8. Applicable Law. This Plan is established under and will be construed according to the laws of the State of Illinois, to the extent not preempted by the laws of the United States.

                                                                    EXHIBIT 10.E


                                      * * *

         IN WITNESS WHEREOF, the undersigned has caused this Plan to be executed in the name of and on behalf of the Company, this 28th day of December, 2001.

                                           TRUSERV CORPORATION




                                           By /s/ Diane Nauer
                                              ----------------------------------
                                           Its Secretary